Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
Renee Svec	Cindy Williams
Director of Marketing & Communications	Investor Relations Manager
727.214.3411, ext. 212	727.214.3411, ext. 260
rsvec@fadv.com	clwilliams@fadv.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE SECOND QUARTER OF 2005

ST. PETERSBURG, Fla., July 26, 2005—First Advantage Corporation (NASDAQ: FADV), a risk mitigation and business solutions provider, today announced operating results for the second quarter of 2005.

First Advantage reported net income of $462,000 (2 cents per diluted share) for the quarter ended June 30, 2005. The results of operations for the quarter ended June 30, 2005, include $3.7 million of nondeductible merger costs that First Advantage incurred in connection with its pending acquisition of the Credit Information Group (“CIG”) from The First American Corporation (NYSE: FAF); $2.0 million of costs incurred in connection with the relocation of the company’s corporate headquarters and other office consolidations; and $290,000 of costs related to the launch of the corporate branding initiative that was announced in June 2005. The total after-tax impact of these costs on results of operations for the quarter ended June 30, 2005, was to reduce net income by $5.1 million and reduce primary and diluted earnings per share by 21 cents. Net income was $3.2 million (15 cents per diluted share) for the quarter ended June 30, 2004.

Revenues for the company were $83.4 million and $68.9 million for the quarters ended, June 30, 2005, and June 30, 2004, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* were $8.5 million and $9.2 million for the quarters ended June 30, 2005, and June 30, 2004, respectively. Costs incurred in connection with the pending acquisition of CIG from The First American Corporation, relocation costs and branding costs reduced EBITDA by $6.0 million in the quarter ended June 30, 2005.

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The date for the company’s annual shareholders meeting has been set for Sept. 13, 2005, for shareholders of record as of Aug. 9, 2005. Subject to the approval of a majority of the First Advantage’s Class A shareholders and other closing conditions, the acquisition of CIG from The First American Corporation is expected to close shortly thereafter. The acquisition of CIG by First Advantage is a transaction between businesses under common control of First American. As such, First Advantage will record the assets and liabilities of CIG at historical cost. Historical income statements of First Advantage will be restated to include results of operations of CIG at historical costs assuming the acquisition was completed at the beginning of the respective periods presented.

After giving effect to the acquisition of CIG, First Advantage’s restated net income would be $12.5 million (23 cents per diluted share) and $26.7 million (50 cents per diluted share) for the three and six months ended June 30, 2005, respectively. These restated results include the aforementioned merger, relocation and branding costs that reduced restated net income by $5.1 million in the second quarter and six months ended June 30, 2005; and reduced restated primary and fully diluted earnings per share by 10 cents in the second quarter and six months ended June 30, 2005. After giving effect to the acquisition of CIG, restated revenue would be $163.4 million and $303.7 million for the three and six months ended June 30, 2005, respectively.

The company expects to provide earnings guidance for the balance of 2005 after the closing of the CIG transaction.

“We are excited that the CIG transaction is scheduled to close in September,” said John Long, chief executive officer of First Advantage Corporation. “CIG is accretive to our earnings and will provide financial strength for First Advantage to continue with our growth strategy. We continue to see excellent opportunities to increase market share and expand product offerings in all of our business lines.”

In connection with the proposed acquisition of CIG, First Advantage will file a proxy statement with the Securities and Exchange Commission (SEC). Security holders of First Advantage and other investors are urged to read the proxy statement (including any amendments or supplements to the proxy statement) regarding the proposed transaction when they become available because they will contain important information about First Advantage and the proposed transaction. Security holders and investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Advantage, without charge, at the SEC’s Internet site at http://www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference can also be obtained, without charge, by directing a request to First Advantage Corporation at One Progress Plaza, Suite 2400, St. Petersburg, FL 33701, Attn: Ken Chin, or at Kchin@fadv.com In addition, investors and security holders may access copies of the documents filed with the SEC by First Advantage at www.fadv.com.

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First Advantage Corporation, The First American Corporation and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of this transaction. The interests of their respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the proxy statement filed with the SEC, which will be available free of charge as indicated above.

First Advantage’s second quarter results will be discussed in more detail on Tuesday, July 26, 2005, at 5:00 p.m. ET, via teleconference and webcast. The teleconference dial-in number is (888) 790-1641 within the United States, and (712) 923-4251 outside the United States and the pass code is “Advantage.” The live audio webcast of the call will be accessible on the Investor Relations section of First Advantage’s Web site at www.fadv.com. An audio replay of the conference call will be available through Aug. 5, 2005, by dialing (800) 925-4387 within the United States, or (203) 369-3525 outside the United States. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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Summary Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Service revenue	$71,113,000	$58,032,000	$131,261,000	$103,991,000
Reimbursed government fee revenue	12,253,000	10,887,000	24,469,000	22,361,000

Total revenue	83,366,000	68,919,000	155,730,000	126,352,000

Cost of service revenue	16,347,000	16,558,000	30,681,000	30,539,000
Government fees paid	12,253,000	10,887,000	24,469,000	22,361,000

Total cost of sales	28,600,000	27,445,000	55,150,000	52,900,000

Gross margin	54,766,000	41,474,000	100,580,000	73,452,000

Salaries and benefits	25,785,000	21,006,000	48,900,000	38,718,000
Other operating expenses	20,474,000	11,292,000	33,160,000	21,596,000
Depreciation and amortization	3,696,000	3,145,000	7,104,000	5,785,000

Income from operations	4,811,000	6,031,000	11,416,000	7,353,000

Interest (expense) income:
Interest expense	(1,447,000)	(498,000)	(2,505,000)	(729,000)
Interest income	11,000	4,000	21,000	15,000

Total interest expense, net	(1,436,000)	(494,000)	(2,484,000)	(714,000)

Income before income taxes	3,375,000	5,537,000	8,932,000	6,639,000
Provision for income taxes	2,913,000	2,329,000	5,243,000	2,792,000

Net income (loss)	$462,000	$3,208,000	$3,689,000	$3,847,000

Per share amounts:
Basic earnings per share	$.02	$.15	$.16	$.18

Basic weighted-average shares outstanding	23,754,420	21,502,035	23,525,530	21,328,629

Diluted earnings per share	$.02	$.15	$.15	$.18

Diluted weighted-average shares outstanding	24,152,679	22,104,455	23,861,578	21,625,147

EBITDA calculation:
Net income	$462,000	$3,208,000	$3,689,000	$3,847,000
Provision for income taxes	2,913,000	2,329,000	5,243,000	2,792,000
Interest expense	1,447,000	498,000	2,505,000	729,000
Depreciation and amortization	3,696,000	3,145,000	7,104,000	5,785,000

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$8,518,000	$9,180,000	$18,541,000	$13,153,000

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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Segment Financial Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Service revenue
Enterprise Screening	$55,023,000	$44,744,000	$100,289,000	$78,448,000
Risk Mitigation	13,078,000	10,864,000	25,251,000	19,444,000
Consumer Direct	3,703,000	2,964,000	7,043,000	7,196,000
Corporate and eliminations	(691,000)	(540,000)	(1,322,000)	(1,097,000)

Consolidated	$71,113,000	$58,032,000	$131,261,000	$103,991,000

Income (loss) before income taxes
Enterprise Screening	$10,716,000	$6,587,000	$17,345,000	$8,470,000
Risk Mitigation	2,649,000	2,048,000	5,070,000	3,171,000
Consumer Direct	370,000	(126,000)	677,000	(141,000)
Corporate and eliminations	(10,360,000)	(2,972,000)	(14,160,000)	(4,861,000)

Consolidated	$3,375,000	$5,537,000	$8,932,000	$6,639,000

Operating margin percentage of service revenue
Enterprise Screening	19.48%	14.72%	17.30%	10.80%
Risk Mitigation	20.26%	18.85%	20.08%	16.31%
Consumer Direct	9.99%	-4.25%	9.61%	-1.96%
Corporate and eliminations	N/A	N/A	N/A	N/A

Consolidated	4.75%	9.54%	6.80%	6.38%

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About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class, single-source risk mitigation and business process solutions for enterprise clients. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, corporate tax consulting services, resident screening, motor vehicle records, transportation credit reporting, insurance fraud investigations, computer forensics, data recovery, electronic discovery and supply chain security consulting. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 2,300 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to the execution of the company’s growth strategy, ability to increase market share in background screening, further product expansion and completion of the acquisition of CIG, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these and other risks.

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